UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2018

Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2018, Camillo Pane, Chief Executive Officer and member of the board of directors (the “Board”) of Coty Inc. (NYSE: COTY) (the “Company”) resigned his positions with the Company for family reasons, effective immediately. Mr. Pane’s resignation was submitted pursuant to an agreement under which Mr. Pane will receive the severance benefits provided for under his existing amended employment agreement (previously filed as Exhibit 10.4 to the Company’s Form 8-K filed October 28, 2016) as if his employment were terminated for Good Reason so long as he provides the release and complies with the post-termination of employment covenants, in each case contemplated by his employment agreement. Mr. Pane’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November 11, 2018, the Board appointed Pierre Laubies, age 62, to the position of Chief Executive Officer and as an unpaid member of the Board, each effective November 11, 2018. In connection with such appointments, the Company entered into an employment agreement with Mr. Laubies (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Laubies will serve as the Company’s Chief Executive Officer on an at will basis, during which time he is entitled to the following compensation and benefits: (i) an annual base salary in the amount of $1,500,000; (ii) participation in the Company’s Elite stock investment program as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on September 20, 2018, with a target investment amount of $20,000,000 to be attained by December 31, 2018; and (iii) participation in the employee benefit plans generally made available to senior officers of the Company group in the United Kingdom.

In addition, Mr. Laubies received on November 12, 2018 a one-time grant of restricted stock units with a value equal to $5,000,000, vesting 60 percent on the third anniversary of grant, 20 percent on the fourth anniversary of grant and 20 percent on the fifth anniversary of grant, subject to his continued employment with the Company through each applicable vesting date.

Upon Mr. Laubies’s separation from service by the Company without cause or by him for good reason, he will receive base salary continuation and continued medical coverage at no cost to him for one year (or, in the event of his resignation for good reason at any time following a change in control of the Company, for two years). In each case Mr. Laubies’s continued medical coverage will end if he becomes eligible to receive comparable welfare benefits from a subsequent employer. As a condition to receiving the severance benefits described in this paragraph, Mr. Laubies is required to execute a general release and adhere to a 12-month post-termination non-solicitation restriction, a 12-month post-termination noncompetition restriction, and a perpetual confidentiality obligation.

In addition, upon Mr. Laubies’s death, disability or retirement (as set forth in the Company’s Equity and Long-Term Incentive Plan), the restricted stock units described above, and any options or Series A Preferred Stock received pursuant to the Elite stock investment program, will vest on a pro-rata basis. Upon Mr. Laubies’s separation from service by the Company without cause or by him for good reason within twelve months after a change in control of the Company (provided, in the case of Series A Preferred Stock, that the change in control occurs after the first anniversary of the grant date), each of the equity awards described above will vest in full.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, attached to this Current Report on Form 8-K as Exhibit 10.1.

Mr. Laubies has served since May 2018 as a director of Continental Foods Europe NV. From September 2013 to March 2018, Mr. Laubies served as the Chief Executive Offer of Jacobs Douwe Egberts B.V., the world’s leading pure play FMCG coffee and tea company. Mr. Laubies brings over twenty years of experience in international companies, including consumer goods manufacturers such as Ontex IV SA, Mars Inc. and Campbell Soup Co. Mr. Laubies holds a Master’s Degree in economics from Sciences Po (Institut d'Etudes Politiques de Paris) (IEP) (Paris Institute of Political Studies) and a Law Degree from the University of Paris Sorbonne. There is no family relationship between Mr. Laubies and any director or executive officer of the Company. There have been no transactions, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a participant in which Mr. Laubies, or any member of his immediate family, had, or will have, a direct or indirect material interest.

On November 11, 2018, Lambertus J.H. Becht stepped down from his role as Chairman of the Board and the Board appointed Peter Harf, Board member and former CEO of the Company, as Chairman of the Board, effective immediately. Mr. Becht will remain a Board member.

On November 11, 2018, the Board appointed Erhard Schoewel, Board member and Chairman of the Remuneration and Nomination Committee, to serve as the lead independent director, effective immediately.

A copy of the press release announcing the departure of Mr. Pane and the appointments of Mr. Laubies, Mr. Harf and Mr. Schoewel is attached to this Current Report on Form 8-K as Exhibit 99.1. A copy of the press release is also available on its website at www.investors.coty.com, under the “Investor News” tab.

Item 8.01 Other Events.

On November 12, 2018, the Board announced its plans to initiate a search for two new independent directors to serve on the Board. In connection with such search, the Remuneration and Nomination Committee is expected to engage a nationally recognized director search firm to identify as promptly as practicable two highly qualified individuals with deep commercial and financial experience.

(d) Exhibits:

Exhibit No.	Description
10.1	Employment Agreement, dated November 12, 2018, between Coty Services UK Limited and Pierre Laubies.
99.1	Press release, dated November 12, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: November 13, 2018	By:	/s/Greerson G. McMullen
Greerson G. McMullen
Chief Legal Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated November 12, 2018, between Coty Services UK Limited and Pierre Laubies.†
99.1	Press release, dated November 12, 2018.

† Exhibit is a management contract or compensatory plan or arrangement.